UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2013

Viad Corp
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1850 N. Central Avenue, Suite 1900, Phoenix, Arizona		85004-4565
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(602) 207-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) On May 21, 2013, Viad Corp (the “Company”) held an annual meeting of its shareholders.

(b) The following proposals are described in detail in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders, dated April 4, 2013. The number of votes cast for and against, and the number of abstentions and broker non-votes, with respect to each matter voted upon are set forth below.

Proposal One: Election of Directors. The Company’s shareholders reelected all director nominees in an uncontested election.

Isabella Cunningham
For	16,744,957
Against	279,764
Abstain	18,122
Broker Non-Votes	1,223,285
Albert M. Teplin
For	16,964,161
Against	60,007
Abstain	18,675
Broker Non-Votes	1,223,285

Proposal Two: Ratification of Viad’s Independent Registered Public Accountants. A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants to audit the accounts of the Company and its subsidiaries for the fiscal year 2013 was adopted with the votes shown:

			Broker
For	Against	Abstain	Non-Votes

18,023,747	210,874	31,497	10

Proposal Three: Advisory Vote on Compensation of Viad’s Named Executive Officers. A proposal relating to an advisory resolution on the compensation of the Company’s named executive officers was adopted with the votes shown:

For	16,379,800
Against	635,552
Abstain	27,491
Broker Non-Votes	1,223,285

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viad Corp

May 28, 2013	By:	/s/ Deborah J. DePaoli

Name: Deborah J. DePaoli
Title: General Counsel and Secretary